SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

LION, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-25159	91-2094375
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

2801 Hollycroft St., Gig Harbor, WA	98335
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (206) 577-1440

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2007, LION, Inc. (the “Company”) entered into and consummated an agreement with Internet Brands, Inc. (“Internet Brands”) for the sale to Internet Brands of the Company’s Mortgage 101 website and certain assets associated therewith.  The agreement provides for payment of $5,000,000 at closing and an additional payment of up to $350,000 by December 31, 2007, subject to a subsequent adjustment to reconcile certain revenues and customer deposits related to Mortgage 101 and to satisfy valid claims by Internet Brands against the Company under the indemnification provisions of the agreement.  Internet Brands also will assume liabilities arising from the purchased assets after closing, including all post-closing liabilities for performance under the contracts assumed by Internet Brands in the transaction.  The agreement contains indemnities by the parties for breaches of representations, warranties, and covenants made by each party in the agreement.

The Company will provide transition services to Internet Brands to effect the timely delivery and installation of the technology platform, databases and software comprising the Mortgage 101 website during the 90 days after the closing.

A copy of the Asset Purchase and Sale Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

See description of disposition of assets described under Item 1.01, which description is incorporated by reference into this Item 2.01.

Item 8.01	Other Events

On September 28, 2007, the Company issued a press release announcing the sale of the Mortgage 101 website and certain assets associated therewith. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No	Description

2.1	Asset Purchase and Sale Agreement as of September 28, 2007 by and between Internet Brands and LION, Inc.

99.1	Press Release dated September 28, 2007, announcing sale of the Mortgage 101 website and certain assets associated therewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LION, Inc. (Registrant)

Date: September 28, 2007
By: /s/ David Stedman
David Stedmam
Interim Chief Executive Officer

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